                                                                    Exhibit 99.2


                         WESTERN MICRO TECHNOLOGY, INC.

                         PRO FORMA FINANCIAL STATEMENTS



     The accompanying pro forma condensed consolidated balance sheet and statements of operations have been derived from the historical financial statements of Western Micro Technology, Inc. (the Company) and the systems distribution business of R&D Hardware Systems Company of Colorado, Inc. (R&D) and adjusts such information to give effect to the acquisition of the systems distribution business of R&D.

     The pro forma condensed consolidated balance sheet at September 30, 1995 assumes that the acquisition of R&D occurred on September 30, 1995. The pro forma condensed, consolidated statement of operations for the year ended December 31, 1994 and the nine months ended September 30, 1995 assume that the acquisition of R&D occurred on January 1, 1994.

     The pro forma financial information is not necessarily indicative of the results which would actually have occurred had the transactions been in effect on the dates and for the periods indicated or which may result in the future. This pro forma information should be read in conjuncture with the notes thereto and the historical financial information.

                         WESTERN MICRO TECHNOLOGY, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                              Historical
                                           ----------------    Pro Forma         Pro Forma
                  ASSETS                    Western    R&D     Adjustments        Combined
                                            -------    ---     -----------        --------

Current Assets
Cash                                       $     76  $   449  $    (1,000) (1)   $     525
                                                                    1,000  (2)
Trade accounts receivable, net of
allowance for doubtful
accounts                                     11,166    1,009         (100) (3)      12,075
Inventory, net                                9,843      115            -            9,958
Other current assets                          2,112        -            -            2,112
                                           --------  -------  -----------        ---------
Total current assets                         23,197    1,573         (100)          24,670

Property and equipment, net                   1,358        -            -            1,358

Goodwill, net of accumulated amortization         -        -        1,275  (3)       1,275

Other assets                                    214        -            -              214
                                           --------  -------  -----------        ---------
                                           $ 24,769  $ 1,573  $     1,175        $  27,517
                                           ========  =======  ===========        =========

                LIABILITIES

Current Liabilities
Notes Payable                              $  2,959  $     -  $     1,000  (2)   $   3,959
Current portion of capital leases                88        -            -               88
Accounts payable                             10,397      958            -           11,355
Accrued expenses                              1,832       14           96  (1)       1,942
                                           --------  -------  -----------        ---------
Total current liabilities                    15,276      972        1,096           17,344

Capital lease obligations, less current
portion                                          72        -            -               72

Other                                           396        -            -              396


           SHAREHOLDERS' EQUITY

Preferred Stock                                   -        -            -                -
Common Stock                                 13,915        -          680  (1)      14,595
Retained Earnings (deficit)                 (4,890)        -            -           (4,890)

Net assets acquired                               -      601         (601) (3)           -
                                           --------  -------  -----------        ---------
                                           $ 24,769  $ 1,573  $     1,175        $  27,517
                                           ========  =======  ===========        =========


                         WESTERN MICRO TECHNOLOGY, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                   (UNAUDITED)


Note A - Acquisition:

     On January 2, 1995, Western Micro Technology, Inc. (the Company) acquired substantially all of the assets of R&D Hardware Systems Company of Colorado, Inc. (R&D). The transaction was valued at approximately $2,750,000 consisting of a cash payment of $1,000,000, stock payment of approximately $680,000 (125,000 shares of the Company s common stock), the assumption of accounts payable and accrued liabilities of approximately $970,000, and approximately $100,000 in acquisition costs. Of the $1,000,000 cash payment and 125,000 share payment, ten percent of each amount, respectively, has been placed in escrow for four months to serve as security for the collection of the accounts receivable, sale of the inventory and certain indemnity obligations of R&D. The terms of the agreement between the Company and R&D also contain an earn-out provision which allows for R&D to earn up to an additional 142,500 shares of the Company's common stock based on attainment of gross profit targets for certain fiscal year 1996 and 1997 sales (as defined in the agreement) up to a cumulative value not to exceed $292,500.

Note B - Pro Forma Adjustments:

(1)  A summary of the purchase price described in Note A is as follows:


Cash                                                $ 1,000
Stock                                                   680
Direct Acquisition Costs                                 96
                                                    -------
                                                      1,776
Assumed accounts payable and accrued liabilities        972
                                                    -------
                                                    $ 2,748
                                                    =======


(2)  Represents draw against credit line to fund acquisition.

(3) The total purchase price of the R&D acquisition was allocated in accordance with the provisions of APB No. 16 for purchase transactions and accordingly was based on fair value of net tangible assets acquired with the excess allocated to goodwill.



Net tangible assets acquired consist of:
      Cash                                  $   449
      Accounts receivable                       909
      Inventory                                 115
      Accounts payable                        (958)
      Accrued liabilities                      (14)
                                            -------
                                                501
Intangible assets consist of:
      Goodwill                                1,275
                                            -------
                                            $ 1,776
                                            =======


                         WESTERN MICRO TECHNOLOGY, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                              Historical
                                          -------------------   Pro Forma        Pro Forma
                                            Western     R&D    Adjustments       Combined
                                            -------     ---    -----------       --------

Net Sales                                 $ 119,285  $ 7,490  $         -       $ 126,775
Costs of Goods Sold                         102,662    6,554            -         109,216
                                          ---------  -------  -----------       ---------
Gross Profit                                 16,623      936            -          17,559

Selling General and Administrative
Expenses                                     16,968      695           85  (1)     17,681
                                                                      103  (2)
                                                                     (170) (3)
                                          ---------  -------  -----------       ---------
Operating Income (Loss)                        (345)     241          (18)           (122)
Interest (Income) Expense, net                  884      (38)           -             846
Other (Income) Expense                          (10)    (263)         203  (4)        (70)
                                          ---------  -------  -----------       ----------
Income (Loss) from Continuing Operations     (1,219)     542         (221)           (898)
Provision for Income Taxes                      217        -          (64) (5)        153
                                          ---------  -------  -----------       ---------
Net Income (Loss) from Continuing
Operations                                $  (1,002) $   542  $      (285)      $    (745)
                                          =========  =======  ===========       =========

Net Earnings (Loss) Per Share             $   (0.27)                            $   (0.21)
                                          =========                             =========
Number of Shares used in per Share
Calculation                                   3,669                                 3,794
                                          =========                             =========


                         WESTERN MICRO TECHNOLOGY, INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                   (UNAUDITED)



(1) Represents goodwill amortization expense, using the straight-line method over a 15 year amortization period.

(2) Represents interest expense on the funds advanced against the Company s credit line to fund the purchase, calculated at the Company s average rate of interest for the period.

(3) Represents the elimination of R&D administration expenses and activities, i.e. data processing, human resources, accounting and finance and executive labor which would be absorbed by the Company without additional incremental costs to the Company.

(4) Represents the elimination of income generated by R&D for services provided to a related party which would not have been provided by the Company.

(5) Represents income taxes on the net effect of the inclusion of R&D s operating income and the pro forma adjustments as set forth above.

                         WESTERN MICRO TECHNOLOGY, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                             Historical
                             -----------       Pro Forma        Pro Forma
                           Western     R&D     Adjustments       Combined
                           -------     ---     -----------      ----------

Net Sales                 $  84,807  $ 7,406  $        -       $   92,213
Cost of Goods Sold           74,534    6,698           -           81,232
                           --------  -------  ----------       ----------
Gross Profit                 10,273      708           -           10,981
Selling General and
Administrative Expenses      11,410      552          64  (1)      11,962
                                                      80  (2)
                                                    (144) (3)
Restructuring Costs           3,600        -           -            3,600
                           --------  -------  ----------       ----------
Operating Income             (4,737)     156           -           (4,581)
Interest Expense, net           702       15           -              717
Other (Income) Expense          (34)    (252)        188  (4)         (98)
                           --------  -------  ----------       ----------
Income (Loss) from
Continuing Operations        (5,405)     393        (188)          (5,200)
Provision for Income
Taxes                             -        -           -                -
Net Income (Loss) from
Continuing Operations      $ (5,405)  $  393  $     (188)        $ (5,200)
                           ========   ======  ==========         ========
Net Loss Per Share         $   1.46                              $   1.36
                           ========                              ========
Number of Shares used in
per Share Calculation         3,706                                 3,831
                           ========                              ========


                         WESTERN MICRO TECHNOLOGY, INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                   (UNAUDITED)



(1) Represents goodwill amortization expense, using the straight-line method over a 15 year amortization period.

(2) Represents interest expense on the funds advanced against the Company s credit line to fund the purchase, calculated at the Company s average rate of interest for the period.

(3) Represents the elimination of R&D administration expenses and activities, i.e. data processing, human resources, accounting and finance and executive labor which would be absorbed by the Company without additional incremental costs to the Company.

(4) Represents the elimination of income generated by R&D for services provided to a related party which would not have been provided by the Company.